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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                   ORIUS CORP.

     THE UNDERSIGNED incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

                                ARTICLE I - NAME

         The name of the Corporation is Orius Corp. (the "Corporation").

                              ARTICLE II - ADDRESS

         The principal office and mailing address for the Corporation is 1401 Forum Way, Suite 400, West Palm Beach, Florida 33401.

                             ARTICLE III - DURATION

         The duration of the Corporation shall be perpetual.

                              ARTICLE IV - PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE V - INCORPORATOR

         The name of the incorporator of this Corporation is Donn A. Beloff, Esq. and his address is 450 East Las Olas Blvd., Suite 950, Ft. Lauderdale, Florida 33301.

                    ARTICLE VI - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is One S.E. 3rd Avenue, 28th Floor, Miami, Florida 33131, and the name of the registered agent of the Corporation at such address is American Information Services, Inc.

                           ARTICLE VII - CAPITAL STOCK

         The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is Two Hundred Two Million (202,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock having a par value of $.01 per share ("Common Stock") and Two Million (2,000,000) shares of Preferred Stock having a par value of $.01 per share ("Preferred Stock").

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the

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relative rights, preferences and limitations of each series including, but not limited to: (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on Common Stock; (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

         The holders of the Preferred Stock shall be entitled to dividends thereon at the rate established by the Board of Directors. All remaining profits which the Board of Directors may determine to apply in payment of dividends shall be distributed among the holders of Common Stock exclusively, except as may otherwise be set forth below. Upon dissolution, whether voluntary or involuntary, the holders of Preferred Stock shall first be entitled to receive, out of the net assets of the Corporation, the liquidating value established by the Board of Directors, of their shares plus unpaid accumulated dividends and any other distributions declared thereon, without interest.


                        ARTICLE VIII - BOARD OF DIRECTORS

         Section 1. Classified Board. The number of directors shall be determined by the Board of Directors in accordance with the Bylaws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 2000; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 2001; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2002. At each annual meeting of the shareholders commencing in 2000, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Section 2. Advance Notice of Nominations. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the term and in the manner provided in the Bylaws of the Corporation.


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              ARTICLE IX - AMENDMENTS TO ARTICLES OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation.

                               ARTICLE X - BYLAWS

         The Board of Directors is expressly authorized to amend, repeal or adopt any Bylaw of and for the Corporation. The holders of voting stock shall to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, to make, alter, amend or repeal any Bylaw of and for the Corporation.

                     ARTICLE XI - CONTROL-SHARE ACQUISITIONS

         The Corporation elects to be governed by Florida Statute Section 607.0902, as amended, relating to control-share acquisitions (the "Control-Share Act"). The Corporation is expressly authorized to the fullest extent permitted by the Control-Share Act to redeem control shares acquired in a control-share acquisition at the fair value thereof pursuant to procedures adopted by the Board of Directors.

                      ARTICLE XII - AFFILIATED TRANSACTIONS

         The Corporation elects not to be governed by Florida Statutes Section 607.0901, as amended, concerning affiliated transactions.

                        ARTICLE XIII - DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Florida Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article XIII (including any amendment or repeal of this Article XIII made by virtue of any change in the Florida Business Corporation Act after the date hereof) shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal on account of any action taken or any failure to act by such director prior to such time.

         NOW THEREFORE, the undersigned executed these articles of incorporation this ____ day of __________, 1999.



                                            Donn Beloff, Incorporator



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